                                                                                                       Exhibit 23.1

                                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the  incorporation  by reference  in the  Registration  Statements  (Forms S-8,  No.  333-42422,  No.
333-89913,  No.  333-66767,  and No.  333-66769)  pertaining  to the Tropical  Sportswear  Int'l  Corporation  2000
Long-Term  Incentive  Plan; the Tropical  Sportswear  Int'l  Corporation  Employee Stock Option Plan as Amended and
Restated;  the Tropical  Sportswear  Int'l  Corporation  Non-Employee  Director  Stock Option Plan; and the Apparel
International  Group,  Inc.  1996 Stock Option Plan,  of our report  dated  November 19, 2002,  with respect to the consolidated  financial  statements and schedule of Tropical  Sportswear Int'l  Corporation  included in the Annual
Report (Form 10-K) for the year ended September 28, 2002.

                                                                       /s/ Ernst & Young LLP

Tampa, Florida
December 19, 2002